                                                                   EXHIBIT 10.22

                           ASSET PURCHASE AGREEMENT

                                     AMONG

             INTERPORE ORTHOPAEDICS, INC., a Delaware corporation,

              QUANTIC BIOMEDICAL, INC., a California corporation,

        QUANTIC BIOMEDICAL PARTNERS, a California general partnership,

                                JOHN A. DAWDY,

                                      AND

                                ANDREW G. HOOD

                               December 8, 1999

                               TABLE OF CONTENTS
                               -----------------

1.   Definitions...........................................................1

2.   Basic Transaction.....................................................4
     (a)      Purchase and Sale of Assets..................................4
     (b)      No Liabilities...............................................4
     (c)      Purchase Price...............................................4
     (d)      The Closing..................................................5
     (e)      Deliveries at the Closing....................................5

3.   Representations and Warranties of the Sellers and Principals..........6
     (a)      Organization of the Sellers..................................6
     (b)      Authorization of Transaction.................................6
     (c)      Noncontravention.............................................6
     (d)      Brokers' Fees................................................7
     (e)      Title to Assets..............................................7
     (f)      Intellectual Property........................................7
     (g)      Product Liability............................................9
     (h)      Disclosure...................................................9
     (i)      Investment...................................................9

4.   Representations and Warranties of the Buyer..........................10
     (a)      Organization of the Buyer...................................10
     (b)      Parent Documents............................................10
     (c)      Issuance of Parent Stock....................................10
     (d)      Authorization of Transaction................................10
     (e)      Noncontravention............................................10
     (f)      Brokers' Fees...............................................11

5.   Covenants After the Closing Date.....................................11
     (a)      Full Access.................................................11
     (b)      Further Assurances..........................................11
     (c)      Litigation Support..........................................11
     (d)      Confidentiality.............................................11
     (e)      Covenant Not to Compete.....................................12
     (f)      Sales Tax...................................................12

6.   Remedies for Breaches of this Agreement..............................12
     (a)      Survival of Representations and Warranties..................12
     (b)      Indemnification Provisions for Benefit of the Buyer.........12
     (c)      Indemnification Provisions for Benefit of the Sellers and
              Principals..................................................14
     (d)      Matters Involving Third Parties.............................14
     (e)      Other Indemnification Provisions............................15
     (f)      Optional Recovery Methods...................................15

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7.   Miscellaneous........................................................16
     (a)      No Third-Party Beneficiaries................................16
     (b)      Entire Agreement............................................16
     (c)      Succession and Assignment...................................16
     (d)      Counterparts................................................16
     (e)      Headings....................................................16
     (f)      Notices.....................................................16
     (g)      Governing Law...............................................17
     (h)      Waivers.....................................................17
     (i)      Severability................................................17
     (j)      Expenses....................................................17
     (k)      Construction................................................17
     (l)      Incorporation of Exhibits and Schedules.....................18
     (m)      Submission to Jurisdiction..................................18

Exhibit A -- Quantic Termination Agreement
Exhibit B -- Registration Rights Agreement
Exhibit C -- Royalty Agreement
Exhibit D -- Stock Option Agreement
Exhibit E -- Termination Agreement
Disclosure Schedule -- Exceptions to Representations and Warranties Schedule A -- Items Not Included in Acquired Assets
Schedule B -- Shares held by Principals

                            ASSET PURCHASE AGREEMENT

          THIS ASSET PURCHASE AGREEMENT (this "Agreement") is entered into as of
                                              -----------
December 8, 1999, by and among Interpore Orthopaedics, Inc. a Delaware corporation (the "Buyer"), Quantic Biomedical, Inc., a California corporation
                 -------
("QBI"), Quantic Biomedical Partners, a California general partnership ("QBP")
------
(QBI and QBP, collectively the "Sellers"), John A. Dawdy ("Dawdy") and Andrew G.
                                -------
Hood ("Hood") (Dawdy and Hood, collectively the "Principals").  The Buyer, the
                                                ------------
Sellers and the Principals may be referred to herein individually as a "Party,"
                                                                       --------
and collectively as the "Parties."
                        ----------

                                    RECITALS

          A. The Buyer desires to purchase from the Sellers, and the Sellers desire to sell to the Buyer, substantially all of the Sellers' assets (as described more thoroughly herein) for a combination of cash, stock in Interpore International, Inc., a Delaware corporation and parent corporation of the Buyer ("Parent") and options to acquire additional stock in Parent.

          B. In connection with its purchase hereunder, the Buyer desires to obtain certain representations, warranties and indemnities from both the Sellers and the Principals.

          C. The Buyer, the Sellers and the Principals agree to consummate this transaction pursuant to the terms and conditions set forth herein.

                                   AGREEMENT

          NOW, THEREFORE, IN CONSIDERATION of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the Parties agree as follows.

1.  Definitions.
    ------------

           "Acquired Assets" means all right, title, and interest in and to all
          ------------------
of the Sellers' Intellectual Property, including goodwill associated therewith, licenses and sublicenses granted and obtained with respect thereto, and rights thereunder, remedies against infringements thereof, and rights to protection of interests therein under the laws of all jurisdictions.

          "Adverse Consequences" means all actions, suits, proceedings,
          ----------------------
hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, taxes, liens, losses, expenses, and fees, including court costs and attorneys' fees and expenses.

          "Affiliate" has the meaning set forth in Rule 12b-2 of the regulations
          -----------
promulgated under the Securities Exchange Act.

          "Basis" means any past or present fact, situation, circumstance,
          -------
status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

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          "Buyer" has the meaning set forth in the preface above.
          -------

          "Cash" has the meaning set forth in Section 2(c).
          ------

          "Closing" has the meaning set forth in Section 2(d).
          ---------

          "Closing Date" has the meaning set forth in Section 2(d).
          --------------

          "Code" means the Internal Revenue Code of 1986, as amended.
          ------

          "Commission" means the Securities and Exchange Commission.
          ------------

          "Confidential Information" means any information concerning the
          --------------------------
business and affairs of the Sellers related to the Acquired Assets that is not already generally available to the public, including, but not limited to, corporate information, including contractual arrangements, plans, locations, strategies, tactics, potential acquisitions or business combinations or joint venture possibilities, policies and negotiations; marketing information, including sales, purchasing and inventory plans, strategies, tactics, methods, customers, advertising, promotion or market research data; financial information, including operating results and statistics, cost and performance data, projections, forecasts, investors, and holdings; and operational information, including trade secrets, secret formulae, control and inspection practices, accounting systems and controls, computer programs and data, personnel lists, resumes, personal data, organizational structure and performance evaluations.

          "Disclosure Schedule" has the meaning set forth in Section 3.
          ---------------------

          "GAAP" means United States generally accepted accounting principles as
          ------
in effect from time to time.

          "Indemnified Party" has the meaning set forth in Section 6(d).
          -------------------

          "Indemnifying Party" has the meaning set forth in Section 6(d).
          --------------------

          "Intellectual Property" means (a) all inventions (whether patentable
          -----------------------
or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith,
(e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights, and (h) all copies and tangible embodiments thereof (in whatever form or medium).

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          "Knowledge" means actual knowledge after reasonable investigation.
          -----------

          "Liability" means any liability (whether known or unknown, whether
          -----------
asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

          "Market Price" means, as of any date, the average of the Quoted Prices
          --------------
of the common stock of Parent for the 15 consecutive trading days immediately prior to the date in question. The "Quoted Price" of the common stock of Parent is the last reported sales price of the common stock of Parent as reported on the NASDAQ National Market System, or if the common stock of Parent is listed on a securities exchange, the last reported sales price of the common stock of Parent on such exchange which shall be for consolidated trading if applicable to such exchange, or if neither so reported or listed, the last reported bid price of the common stock of Parent. In the absence of one or more such quotations, the Board of Directors of Parent shall determine the Market Price on the basis of such quotations as it in good faith considers appropriate.

          "Ordinary Course of Business" means the ordinary course of business
          -----------------------------
consistent with past custom and practice (including with respect to quantity and frequency).

          "Parent" has the meaning set forth in the Recitals.
          --------

          "Parent Stock" has the meaning set forth in Section 2(c).
          --------------

          "Party" has the meaning set forth in the preface hereto.
          -------

          "Person" means an individual, a partnership, a corporation, an
          --------
association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

          "Principals" has the meaning set forth in the preface hereto.
          ------------

          "Prior Payments" has the meaning set forth in Section 2(c).
          ----------------

          "Purchase Price" has the meaning set forth in Section 2(c).
          ----------------

          "Quantic Termination Agreement" means that certain Termination
          -------------------------------
Agreement by and between QBP and QBI entered into concurrently herewith and attached hereto as Exhibit A.

          "Registration Rights Agreement" means that certain Registration Rights
          -------------------------------
Agreement by and between Parent and QBI dated concurrently herewith and attached hereto as Exhibit B.

          "Remaining Assets" means all assets of the Sellers except the Acquired
          ------------------
Assets.

          "Royalty Agreement" means that certain Royalty Agreement by and
          -------------------
between Buyer and QBI entered into concurrently herewith and attached hereto as Exhibit C.

          "Securities Act" means the Securities Act of 1933, as amended.
          ----------------

          "Securities Exchange Act" means the Securities Exchange Act of 1934,
          -------------------------
as amended.

          "Security Interest" means any mortgage, pledge, lien, encumbrance,
          -------------------
charge, or other security interest, other than (a) mechanic's, materialmen's,
                                    ----------
and similar liens, (b) liens for Taxes not yet due and payable, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

          "Sellers" has the meaning set forth in the preface above.
          ---------

          "Subsidiary" means any corporation with respect to which a specified
          ------------
Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

          "Tax" means any federal, state, local, or foreign income, gross
          -----
receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section
59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

          "Termination Agreement" means that certain Termination Agreement by
          -----------------------
and between Buyer and QBI dated concurrently herewith and attached hereto as Exhibit E.

          "Third Party Claim" has the meaning set forth in Section 6(d).
          -------------------

          "Warrant Agreements" means those several Common Stock Purchase
          --------------------
Warrants granted to QBI by Parent, dated concurrently herewith. A form of the Warrant Agreement is attached hereto as Exhibit D.

          "Warrants" has the meaning set forth in Section 2(c).
          ----------

2.    Basic Transaction.
      ------------------

          (a)  Purchase and Sale of Assets. On and subject to the terms and
               ---------------------------
conditions of this Agreement, the Buyer hereby purchases from the Sellers, and the Sellers hereby sell, transfer, convey, and deliver to the Buyer, all of the Acquired Assets for the consideration specified below in this Section 2.

          (b)  No Liabilities.  Buyer is not assuming any Liabilities of
               --------------
Sellers or the Principals as part of its purchase of the Acquired Assets.

          (c)  Purchase Price.  The purchase price for the Acquired Assets
               --------------
shall be a combination of (i) $500,000 in cash, payable by wire transfer or delivery of other immediately available funds (the "Cash"), (ii) 100,000 shares of common stock of Parent (the
                     ------
"Parent Stock"), (iii) warrants (the "Warrants") to purchase up to 200,000
--------------
additional shares of common stock in Parent at various prices and subject to the terms set forth in the Warrant Agreements, and (iv) all license fees paid on or prior to the Closing Date by Parent to QBI pursuant to the Amended and Restated License and Development Agreement, dated as of April 14, 1998, as amended, between Parent and QBI (the "Prior Payments") (collectively, the Cash, the
                             --------------
Parent Stock, the Options and the Prior Payments, the "Purchase Price").  At
                                                       ---------------
the request of the Sellers and the Principals, the entire Purchase Price will be (or in the case of (iv) will have been) delivered to QBI at Closing.

     (d)  The Closing.  The closing of the transactions contemplated by this
          -----------
Agreement (the "Closing") shall take place concurrently with the execution here
               ---------
of at the offices of Latham & Watkins, 650 Town Center Drive, Costa Mesa, California 92626, commencing at 9:00 a.m. local time on the date of this Agreement (the "Closing Date").
               --------------

     (e)  Deliveries at the Closing.
          -------------------------

          (i) At the Closing, the Sellers shall deliver to the Buyer each of the following:
               (A) duly executed assignment documents (including Intellectual Property transfer documents) necessary to transfer and convey ownership of the Acquired Assets to the Buyer;
               (B) such other instruments of sale, transfer, conveyance and assignment as Buyer and its counsel may request;
               (C)  the Termination Agreement;
               (D)  the Royalty Agreement;
               (E)  the Quantic Termination Agreement;
               (F) an opinion from Sellers' counsel in form and substance satisfactory to Buyer, addressed to Buyer and dated as of the Closing Date; and
               (G) a letter from Sellers in form and substance satisfactory to Buyer whereby Sellers consent to the representation, after the Closing Date, by McCutchen, Doyle, Brown & Enersen, LLP, of Buyer and any of Buyer's Affiliates.

          (ii) At the Closing, the Buyer shall deliver to Sellers each of the following:
               (A)  the Termination Agreement;

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

               (B)  the Royalty Agreement;
               (C)  the Registration Rights Agreement; and
               (D)  the Purchase Price.

3.   Representations and Warranties of the Sellers and Principals.  Each Seller
     ------------------------------------------------------------
and Principal represents and warrants to the Buyer that the statements contained in this Section 3 are correct and complete as of the Closing Date, except as set forth in the disclosure schedule accompanying this Agreement and initialed by the Parties (the "Disclosure Schedule"). The Disclosure Schedule will be
                 ---------------------
arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 3.

     (a)  Organization of the Sellers.  QBI is a corporation duly organized,
          ---------------------------
validly existing, and in good standing under the laws of the State of California. QBP is the sole stockholder of QBI and holds of record the number and class of shares of QBI set forth next to its name on Schedule B. QBP is a general partnership duly organized, validly existing and in good standing under the laws of the State of California. Dawdy and Hood are the only general partners of QBP. Each Principal holds the partnership ownership percentage of QBP set forth next to his or its name on Schedule B.

     (b)  Authorization of Transaction.  Each Seller and Principal has full
          ----------------------------
power and authority (including, as applicable, full corporate or general partnership power and authority), and has taken all action necessary, including, as applicable, all corporate or general partnership action, to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, (i) the board of directors of QBI and the shareholder of QBI have duly authorized the execution, delivery, and performance of this Agreement by QBI; and (ii) the partners of QBP have duly authorized the execution, delivery and performance of this Agreement by QBP. This Agreement constitutes the valid and legally binding obligation of the Sellers and the Principals, enforceable in accordance with its terms and conditions.

     (c)  Noncontravention.  Neither the execution and the delivery of this
          ----------------
Agreement, nor the consummation of the transactions contemplated hereby (including the assignments referred to in Section 2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any Seller or Principal is subject, any provision of the charter or bylaws of QBI or any provision of the General Partnership Agreement of QBP or
(ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any Seller or Principal is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). Except as set forth on Schedule 3(c), no Seller or Principal needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments referred to in Section 2 above).

     (d)  Brokers' Fees.  No Seller or Principal has any Liability or
          -------------
obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Buyer could become liable or obligated.

     (e)  Title to Assets.  The Sellers have good and marketable title to all
          ---------------
of the Acquired Assets, free and clear of any Security Interest or restriction on transfer.

     (f)  Intellectual Property.
          ---------------------
          (i) Schedule 3(f) is a true and complete list of all Intellectual Property owned by the Sellers. The Sellers own all right, title and interest in the Intellectual Property, free from any Security Interest and free from any requirement of any past, present or future royalty payments, license fees, charges or other payments, conditions or restrictions. The Intellectual Property comprises all of the Intellectual Property necessary or desirable for the operation of the business of Sellers as presently conducted and as presently proposed to be conducted. Each item of Intellectual Property owned or used by the Sellers immediately prior to the Closing hereunder will be owned or available for use by the Buyer on identical terms and conditions immediately subsequent to the Closing hereunder on the same terms and conditions as in effect prior to the Closing. Each Seller has taken all necessary and desirable action to maintain and protect each item of Intellectual Property that it owns or uses. The Principals do not, directly or indirectly, own or have any interest in any Intellectual Property related to the business of Sellers as presently conducted and as presently proposed to be conducted, other than by virtue of their ownership interest in Sellers.

          (ii) No Seller or Principal has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of third parties, and none of the Principals or any of the shareholders, directors or officers (and employees with responsibility for Intellectual Property matters) of the Sellers has ever received any charge, complaint, claim, demand, or notice alleging any such interference, infringement, misappropriation, or violation (including any claim that any of the Sellers must license or refrain from using any Intellectual Property rights of any third party). To the Knowledge of the Principals and any of the shareholders, directors or officers (and employees with responsibility for Intellectual Property matters) of the Sellers, no third party has interfered with, infringed upon, misappropriated, or otherwise come into conflict with any Intellectual Property rights of the Sellers.

          (iii) The Sellers have delivered to the Buyer correct and complete copies of all patents, registrations, applications, licenses, agreements, and permissions (as amended to date) relating to the Intellectual Property and has made available to the Buyer correct and complete copies of all other written documentation evidencing ownership and prosecution (if applicable) of each such item. With respect to each item of Intellectual Property owned or used by each Seller:

                 (A) such Seller possesses all right, title, and interest in and to the item, free and clear of any Security Interest, license, or other restriction;

                 (B) the item has been duly registered with, filed in or issued by, as the case may be, the United States Patent and Trademark Office, United States Copyright Office of such other filing offices, domestic or foreign, and such registrations, filings, issuances and other actions remain in full force and effect, without challenge;

                 (C) the item is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge;

                 (D) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of the Principals and any of the shareholders, directors or officers (and employees with responsibility for Intellectual Property matters) of the Sellers, is threatened which challenges the legality, validity, enforceability, use, or ownership of the item; and

                 (E) such Seller has never agreed to indemnify any Person for or against any interference, infringement, misappropriation, or other conflict with respect to the item.

          (iv) Section 3(f)(iv) of the Disclosure Schedule identifies each item of Intellectual Property that any third party owns and that any of the Sellers uses pursuant to license, sublicense, agreement, or permission. The Sellers have delivered to the Buyer correct and complete copies of all such licenses, sublicenses, agreements, and permissions (as amended to date). With respect to each item of Intellectual Property required to be identified in Section 3(f)(iv) of the Disclosure Schedule;

                 (A) the license, sublicense, agreement, or permission covering the item is legal, valid, binding, enforceable, and in full force and effect;

                 (B) the license, sublicense, agreement, or permission will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby (including the assignments and assumptions referred to in Section 2 above);

                 (C) no party to the license, sublicense, agreement, or permission is in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default or permit termination, modification, or acceleration thereunder;

                 (D) no party to the license, sublicense, agreement, or permission has repudiated any provision thereof;

                 (E) with respect to each sublicense, the representations and warranties set forth in subsections (A) through (D) above are true and correct with respect to the underlying license;

                 (F) the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling, or charge; and

                 (G) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Knowledge of the Principals and any of the shareholders, directors or officers (and employees with responsibility for Intellectual Property matters) of the Sellers, is threatened which challenges the legality, validity, or enforceability of the underlying item of Intellectual Property.

          (v) To the Knowledge of the Principals and any of the shareholders, directors or officers (and employees with responsibility for Intellectual Property matters) of the Sellers, the Sellers will not interfere with, infringe upon, misappropriate, or otherwise come into conflict with, any Intellectual Property rights of third parties as a result of the continued operation of their businesses as presently conducted and as presently proposed to be conducted.

          (vi) Except as set forth on Schedule 3(f)(vi), none of the Principals or any of the shareholders, directors or officers (and employees with responsibility for Intellectual Property matters) of the Sellers has any Knowledge of any new products, inventions, procedures, or methods of manufacturing or processing that any competitors or other third parties have developed which reasonably could be expected to supersede or make obsolete any product or process of the Sellers.

     (g)  Product Liability.  No Seller has any Liability (and there is no
          -----------------
Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession, or use of any of the Acquired Assets.

     (h)  Disclosure.  The representations and warranties contained in this
          ----------
Section 3 do not contain any untrue statement of a fact or omit to state any fact necessary in order to make the statements and information contained in this
Section 3 not misleading.

     (i)  Investment.  Each Seller and Principal (i) understands that the
          ----------
Parent Stock, the Warrants and the stock underlying the Warrants have not been, and will not be, registered under the Securities Act, or under any state securities laws, and is being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (ii) is acquiring the Parent Stock and the Warrants solely for its own account for investment purposes, and not with a view to the distribution thereof, (iii) is a sophisticated investor with knowledge and experience in business and financial matters, (iv) acknowledges receipt of those reports and other documents described in Section 4(b) concerning the Parent and has had the opportunity to review such reports and documents and to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Parent Stock, (v) has had the opportunity to ask and have answered any questions relating to the Parent and the Parent's business in order to evaluate the merits and risks inherent in owning Parent Stock, and (vi) is able to bear the economic risk and lack of liquidity inherent in holding the Parent Stock. Each Seller and Principal further acknowledges that the Parent Stock and the

Warrants will be issued to QBI, and each Seller and Principal represents that it has been advised that since the Parent Stock, the Warrants and the stock underlying the Warrants have not been registered under the Securities Act, the Parent Stock, the Warrants and the stock underlying the Warrants must be held indefinitely by QBI unless (a) the sale, transfer or other distribution of the Parent Stock, the Warrants or the stock underlying the Warrants, as applicable, has been registered under the Securities Act or (b) in the opinion of counsel reasonably acceptable to the Parent, an exemption from such registration is available with respect to the sale, transfer or other disposition of Parent Stock or stock underlying the Warrants. Notwithstanding the foregoing, the Parent Stock, Warrants or stock underlying the Warrants may be transferred or distributed (1) by QBI to QBP (so long as the Principals are the sole general partners of QBP at the time of such transfer) or (2) by QBI or QBP to one or both of the Principals in their individual capacities, assuming in the case of any such transfer that (x) such transfer is not deemed to be a sale under federal or state securities laws and (y) any such transferee agrees to be bound by the foregoing restrictions on transfer.

4.  Representations and Warranties of the Buyer.  The Buyer represents and
    -------------------------------------------
warrants to the Sellers (and to the Principals) that the statements contained in this Section 4 are correct and complete as of the Closing Date, except as set forth in the Disclosure Schedule. The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4.

     (a)  Organization of the Buyer.  The Buyer is a corporation duly
          -------------------------
organized, validly existing, and in good standing under the laws of the State of Delaware.

     (b)  Parent Documents.  The Parent has duly filed and submitted all
          ----------------
reports required to be filed or submitted by it with the Commission under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Parent has delivered to the Seller copies of the most
--------------
recent annual report on Form 10-K filed by the Parent under the Exchange Act and the most recent annual report to shareholders of the Parent and the definitive proxy statement filed with such report, along with all quarterly reports on Form 10-Q and current reports on Form 8-K filed by the Parent since the date of such annual report. The financial statements included in such reports have been prepared in accordance with GAAP consistently applied throughout the periods indicated and present fairly the consolidated financial position of the Parent and its subsidiaries, and the consolidated results of its operations for the periods ended, on the dates indicated.

     (c)  Issuance of Parent Stock.  The Parent Stock, when issued pursuant
          ------------------------
hereto, will be legally and validly authorized and issued, fully paid and non-assessable, and will not have been issued in violation of the preemptive rights of any person.

     (d)  Authorization of Transaction.  The Buyer has full power and authority
          ----------------------------
(including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable in accordance with its terms and conditions.

     (e)  Noncontravention.  Neither the execution and the delivery of this
          ----------------
Agreement, nor the consummation of the transactions contemplated hereby (including the assignments referred to in Section 2 above), will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of Buyer's charter or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets is subject. The Buyer does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement (including the assignments referred to in Section 2 above).

     (f)  Brokers' Fees.  The Buyer has no Liability or obligation to pay any
          -------------
fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Seller could become liable or obligated.

5.  Covenants After the Closing Date.  The Buyer, the Seller and the
    --------------------------------
Principals, as applicable, covenant as follows for the period from and after the Closing Date.

     (a)  Full Access.  Each Seller and each Principal, if either of the
          -----------
Sellers ceases to exist or conduct substantial business operations, will permit representatives of the Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of such Seller, to all premises, properties, personnel, books, records (including Tax records), contracts, and documents of or pertaining to each of the Sellers.

     (b)  Further Assurances.  In case at any time after the Closing any
          ------------------
further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party reasonably may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor under Section 6(b)-6(d) below). The Sellers acknowledge and agree that from and after the Closing the Buyer will be entitled to possession of all documents, books, records (including Tax records), agreements, and financial data of any sort relating to the Acquired Assets.

     (c)  Litigation Support.  In the event and for so long as Buyer actively
          ------------------
is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with the Business or any transaction contemplated under this Agreement, each of the other Parties will cooperate with the Buyer and his or its counsel in the contest or defense, make available his or its personnel, and provide such testimony and access to his or its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the Buyer (unless Buyer is entitled to indemnification therefor under Sections 6(b)-6(e) below).

     (d)  Confidentiality.  Each Seller and each Principal will, and will cause
          ---------------
the officers, directors, other shareholders and employees of each Seller to, treat and hold as such all of the Confidential Information, refrain from using any of the Confidential Information except in connection with this Agreement, and deliver promptly to the Buyer or destroy, at the request and option of the Buyer, all tangible embodiments (and all copies) of the Confidential Information which are in his or its possession. In the event that a Seller, a Principal, or any officer, director, partner, other shareholder or employee of a Seller, is requested or required (by oral question or request for information or documents in any legal proceeding, interrogatory, subpoena, civil investigative demand, or similar process) to disclose any Confidential Information, such party will notify the Buyer promptly of the request or requirement so that the Buyer may seek an appropriate protective order or waive compliance with the provisions of this Section 5(d). If, in the absence of a protective order or the receipt of a waiver hereunder, any of the Sellers, a Principal, or any officer, director, partner, other shareholder or employee of a Seller, is, on the advice of counsel, compelled to disclose any Confidential Information to any tribunal or else stand liable for contempt, such person may disclose the Confidential Information to the tribunal; provided, however, that
                                                       --------  -------
the disclosing person shall use his or its best efforts to obtain, at the request of the Buyer, an order or other assurance that confidential treatment will be accorded to such portion of the Confidential Information required to be disclosed as the Buyer shall designate.

     (e)  Covenant Not to Compete.  Without the written consent of Buyer or
          -----------------------
Parent, for a period of five years from and after the Closing Date, each Seller and each Principal will not, and will cause the officers, directors, other shareholders and employees of the Sellers to not, engage directly or indirectly in any business of any type relating to or involving the Acquired Assets; provided, however, that no owner of less than 1% of the outstanding stock of any
--------  -------
publicly traded corporation shall be deemed to engage solely by reason thereof in any of its businesses. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 5(e) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

     (f)  Sales Tax.  Seller shall pay all sales and use taxes, if any,
          ---------
imposed on or in connection with the purchase, sale or transfer of the Acquired Assets pursuant to this Agreement.

6.  Remedies for Breaches of this Agreement.
    ----------------------------------------
     (a)  Survival of Representations and Warranties.  All of the
          ------------------------------------------
representations and warranties of the Buyer, the Sellers and the Principals contained in this Agreement shall survive the Closing (even if the damaged Party knew or had reason to know of any misrepresentation or breach of warranty at the time of Closing) and continue in full force and effect for a period of three years thereafter, except for the representations and warranties set forth in Sections 3(a), 3(b), 3(c), 3(e) and 3(i), which shall survive indefinitely.

     (b)  Indemnification Provisions for Benefit of the Buyer.
          ---------------------------------------------------
          (i) In the event a Seller breaches (or in the event any third party alleges facts that, if true, would mean such Seller has breached) any of its representations, warranties, or covenants contained in this Agreement, provided that the Buyer makes a written claim for indemnification against such Seller pursuant to Section 7(f) below within the survival period set forth in
     Section 6(a), then each Seller and each of the Principals agree, jointly and severally, to indemnify, save and hold harmless the Buyer, Parent and each of their respective directors, officers, employees and affiliates (collectively, the "Buyer Indemnitees" or, individually, a "Buyer Indemnitee") from and against the entirety of any Adverse Consequences the Buyer Indemnitees may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Buyer Indemnitees may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

          (ii) In the event a Principal breaches (or in the event any third party alleges facts that, if true, would mean such Principal has breached) any of his or its representations, warranties, and covenants contained in this Agreement, provided that the Buyer makes a written claim for indemnification against the breaching Principal pursuant to Section 7(f) below within the survival period set forth in Section 6(a), then each Seller and each of the Principals agree, jointly and severally, to indemnify, save and hold harmless the Buyer Indemnitees from and against the entirety of any Adverse Consequences the Buyer Indemnitees may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Buyer Indemnitees may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

         (iii) In the event any third party, including without limitation, current or former spouses or other family members of the Principals, asserts any claim against any Buyer Indemnitee for any liability arising out of or related to the payment of the Purchase Price to Sellers or any payments made by Buyer pursuant to the Royalty Agreement, then each Seller and each of the Principals agree, jointly and severally, to indemnify, save and hold harmless the Buyer Indemnitees from and against the entirety of any Adverse Consequences the Buyer Indemnitees may suffer through and after the date of the claim for indemnification resulting from, arising out of, relating to, in the nature of, or caused by such claim. The indemnification obligations contained in this Section 6(b)(iii) shall survive the Closing indefinitely.

          (c)  Indemnification Provisions for Benefit of the Sellers and
               ---------------------------------------------------------
Principals.  In the event the Buyer breaches (or in the event any third party
----------
alleges facts that, if true, would mean the Buyer has breached) any of its representations, warranties, and covenants contained in this Agreement, provided that the Sellers and Principals make a written claim for indemnification against the Buyer pursuant to Section 7(f) below within the survival period set forth in
Section 6(a), then the Buyer agrees to indemnify, save and hold harmless each Seller and each Principal from and against the entirety of any Adverse Consequences the Sellers and Principals may suffer through and after the date of the claim for indemnification (including any Adverse Consequences the Sellers and Principals may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach (or the alleged breach).

          (d)  Matters Involving Third Parties.
               -------------------------------

               (i) If any third party shall notify any Party (the "Indemnified Party") with respect to any matter (a "Third Party Claim")
      -----------------                                  -----------------
     which may give rise to a claim for indemnification against any other Party (the "Indemnifying Party") under this Section 6, then the Indemnified
           ------------------
     Party shall promptly notify each Indemnifying Party thereof in writing; provided, however, that no delay on the part of the Indemnified Party in
     --------  -------
     notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party thereby is prejudiced.

               (ii) Any Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence acceptable to the Indemnified Party that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to establish a precedential custom or practice adverse to the continuing business interests of the Indemnified Party, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

               (iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 6(d)(ii) above,
     (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

               (iv) In the event any of the conditions in Section 6(d)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and
     (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim to the fullest extent provided in and Section 6(b)-6(c).

          (e)  Other Indemnification Provisions.  The foregoing indemnification
               --------------------------------
provisions are in addition to, and not in derogation of, any statutory, equitable, or common law remedy any Party may have for breach of representation, warranty, or covenant. Each Seller and each Principal hereby agrees that he or it will not make any claim for indemnification against any of the Buyer and its Subsidiaries by reason of the fact that he or it was a director, officer, employee, or agent of any of the Sellers or was serving at the request of any such entity as a partner, trustee, director, officer, employee, or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses, or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement, or otherwise) with respect to any action, suit, proceeding, complaint, claim, or demand brought by the Buyer against any of the Sellers (whether such action, suit, proceeding, complaint, claim, or demand is pursuant to this Agreement, applicable law, or otherwise).

          (f)  Optional Recovery Methods.
               -------------------------

               (i) The Buyer shall have the option of recovering all or any portion of any Adverse Consequences it may suffer by notifying the Seller and the Principals that it is reducing the number of Warrants, which under the Warrant Agreements have not vested, by such amount that the value of the Warrants withdrawn is equivalent to the Adverse Consequences suffered by Buyer. For purposes of this section, the value of the Warrants withdrawn shall be determined as follows:

                      (A) If the per share exercise price of a Warrant is less than the Market Price on the last business day prior to the delivery of the notice referred to in subsection (i) above, the per share value of such Warrant shall be equal to the difference between the Market Price and the exercise price of such Warrant; or

                      (B) If the per share exercise price of a Warrant is greater than the Market Price on the last business day prior to the delivery of the notice referred to in subsection (i) above, the per share value of such Warrant shall be determined using the Black-Scholes option-pricing model.

               (ii) The Buyer also has the option of recovering all or any portion of any Adverse Consequences it may suffer by holding back payments otherwise due and payable by the Buyer to Dawdy and Hood under the Royalty Agreement in an amount equal to the Adverse Consequences.

     7.  Miscellaneous.
         --------------

         (a)   No Third-Party Beneficiaries.  This Agreement shall not confer
               ----------------------------
any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns.

         (b)   Entire Agreement.  This Agreement (including the documents
               ----------------
referred to herein) constitutes the entire agreement between the Parties and supersedes any prior understandings, agreements, or representations by or between the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

         (c)   Succession and Assignment.  This Agreement shall be binding upon
               -------------------------
and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; provided, however, that the Buyer may assign any or all of its
             --------  -------
rights and interests hereunder to one or more of its Affiliates.

         (d)   Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         (e)   Headings.  The section headings contained in this Agreement are
               --------
 inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (f)   Notices.  All notices, requests, demands, claims, and other
               -------
communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

         If to QBI; QBP or Dawdy:  John Dawdy
         -----------------------   810 E. Street
                                   San Rafael, California 94901


         If to QBI; QBP or Hood:   Andrew Hood
         ----------------------    761 San Carlos Avenue
                                   Mountain View, California 94043

         If to the Buyer:          Interpore Orthopaedics, Inc.
         ---------------           181 Technology Drive
                                   Irvine, California 92618-2402
                                   Facsimile:(949) 453-1884
                                   Attn:  Richard L. Harrison

         Copy to:                  Latham & Watkins
         -------                   650 Town Center Drive
                                   Twentieth Floor
                                   Costa Mesa, California 92626-1925
                                   Facsimile:  (714) 755-8290
                                   Attn:  Charles K. Ruck

Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Party notice in the manner herein set forth.

         (g)  Governing Law.  This Agreement shall be governed by and construed
              -------------
in accordance with the domestic laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of California.

         (h)  Waivers.  No waiver by any Party of any default,
              -------
misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         (i)  Severability.  Any term or provision of this Agreement that is
              ------------
invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         (j)  Expenses.  Each of the Buyer, the Sellers and the Principals will
              --------
bear his or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. The Seller agrees that it has not paid any amount to any third party, and will not pay any amount to any third party until after the Closing, with respect to any of the costs and expenses of the Seller and the Principals (including any of their legal fees and expenses) in connection with this Agreement or any of the transactions contemplated hereby.

         (k)  Construction.  The Parties have participated jointly in the
              ------------
negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. Nothing in the Disclosure Schedule shall be deemed adequate to disclose an exception to a representation or warranty made herein unless the Disclosure Schedule identifies the exception with reasonable particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be deemed adequate to disclose an exception to a representation or warranty made herein (unless the representation or warranty has to do with the existence of the document or other item itself). The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

         (l)  Incorporation of Exhibits and Schedules.  The Exhibits and
              ---------------------------------------
Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         (m)  Submission to Jurisdiction.  Each of the Parties submits to the
              --------------------------
jurisdiction of any state or federal court sitting in County of Orange, the State of California, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each Party also agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Any Party may make service on the other Party by sending or delivering a copy of the process to the Party to be served at the address and in the manner provided for the giving of notices in Section 7(f) above. Nothing in this
Section 7(m), however, shall affect the right of any Party to bring any action or proceeding arising out of or relating to this Agreement in any other court or to serve legal process in any other manner permitted by law or in equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.

                           (Signature page follows)

          IN WITNESS WHEREOF, the Parties hereto have executed this Agreement on the date first above written.

INTERPORE ORTHOPAEDICS, INC., a
Delaware corporation

     By:_________________________________
           Richard L. Harrison
     Its:  Sr. Vice President and Secretary

QUANTIC BIOMEDICAL, INC., a California
corporation

     By:_________________________________

     Its:________________________________

QUANTIC BIOMEDICAL PARTNERS, a California general partnership

     By:_________________________________

     Its:________________________________

JOHN A. DAWDY

_________________________________________

ANDREW G. HOOD

_________________________________________